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                                                                  Exhibit 9(l)

                               FORM OF SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                           AND BANK OF OKLAHOMA, N.A.
                               DATED JULY 25, 1997

            NAME OF FUND
            ------------

American Performance U.S. Treasury Fund

American Performance Cash Management Fund

American Performance Bond Fund

American Performance Intermediate Bond Fund

American Performance Short-Term Income Fund

American Performance Intermediate Tax-Free Bond Fund

American Performance Equity Fund

American Performance Aggressive Growth Fund

American Performance Balanced Fund

American Performance Growth Equity Fund

American Performance Small Cap Equity Fund

                                        BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP

                                        By:  BISYS Fund Services, Inc.
                                                General Partner

                                        By:
                                           ----------------------------
                                        Title:
                                              -------------------------
                                        Date:                  , 1999
                                             -----------------


                                        BANK OF OKLAHOMA, N.A.

                                        By:
                                           ----------------------------
                                        Title:
                                              -------------------------
                                        Date:                  , 1999
                                             -----------------